Exhibit 5.2

599 LEXINGTON AVENUE  |  NEW YORK  |  NY  |  10022-6069

WWW.SHEARMAN.COM  |  T +1.212.848.4000  |  F +1.212.848.7179

April 12, 2017

The Board of Directors
ARD Finance S.A.
56, rue Charles Martel
L-2134 Luxembourg
Luxembourg

ARD Finance S.A.

7.125% / 7.875% Senior Secured Toggle Notes due 2023
6.625% / 7.375% Senior Secured Toggle Notes due 2023

Ladies and Gentlemen:

We have acted as United States counsel to ARD Finance S.A., a public limited liability company (société anonyme) (the “Company”), in connection with the preparation and filing by the Company of its Registration Statement on Form F-4 (File No. 333-216725) on March 15, 2017, and Amendment No. 1 thereto on the date hereof (as amended, the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of the Company’s 7.125% / 7.875% Senior Secured Toggle Notes due 2023 (the “New Dollar Notes”) and 6.625% / 7.375% Senior Secured Toggle Notes due 2023 (the “New Euro Notes” and, together with the New Dollar Notes, the “New Notes”).  Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offers”) up to $770,000,000 aggregate principal amount of New Dollar Notes for a like principal amount of its outstanding 7.125% / 7.875% Senior Secured Toggle Notes due 2023 issued on September 16, 2016 (the “Old Dollar Notes”) and up to €845,000,000 aggregate principal amount of New Euro Notes for a like principal amount of its outstanding 6.625% / 7.375% Senior Secured Toggle Notes due 2023 issued on September 16, 2016 (the “Old Euro Notes” and, together with the Old Dollar Notes, the “Old Notes”).  The New Notes will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offers pursuant to the indenture, dated as of September 16, 2016 (the “Indenture”), among the Company, The Bank of New York Mellon, as successor trustee (the “Trustee”), U.S. paying agent, registrar and transfer agent, and The Bank of New

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York Mellon, London Branch, as successor security agent, principal paying agent and transfer agent.

In that connection, we have reviewed originals or copies of the following documents:

(a)                                 The Indenture.

(b)                                 The form of the New Notes contained in the Indenture.

The documents described in the foregoing clauses (a) through (b) are collectively referred to herein as the “Opinion Documents”.

We have also reviewed the following:

(a)                                 The Registration Statement.

(b)                                 The Prospectus.

(c)                                  The registration rights agreement, dated September 16, 2016, among the Company and Citigroup Global Markets Limited and Barclays Bank PLC, as initial purchasers.

(d)                                 Originals or copies of such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(a)                                 The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)                                 As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

(e)                                  That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)                                   That:

(i)                                     The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)                                  The Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered, the Opinion Documents to which it is a party.

(iii)                               The execution, delivery and performance by the Company of the Opinion Documents to which it is a party do not and will not:

(A)                               contravene its certificate or articles of incorporation, by-laws or other organizational documents; or

(B)                               except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.

(g)                                  That the execution, delivery and performance by the Company of the Opinion Documents do not and will not result in any conflict with or breach of any agreement or document binding on it.

(h)                                 That, except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that when the New Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered in exchange for an equal principal amount of Old Notes in accordance with the Exchange Offers as set forth in the Registration Statement, the New Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

Our opinion expressed above is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

Our opinion is limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law. We understand that, with respect to all matters of law of the Grand Duchy of Luxembourg, you are relying on the opinion of M Partners S.à r.l., Luxembourg counsel to the Company, dated the date hereof.

This opinion letter is rendered to you in connection with the Exchange Offers.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to Amendment No. 1 to the Registration Statement dated the date hereof filed by the Company to effect the registration of the New Notes under the Securities Act, and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

RA/BB
AG